Exhibit 14

                          INDEPENDENT AUDITORS' CONSENT

The Boards of Directors
Pilgrim Gold Fund, Inc. and Pilgrim Silver Fund, Inc.:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Financial Highlights" in the proxy statement/prospectus.

                                           /s/ KPMG LLP

Los Angeles, California
November 28, 2000